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                                                                      EXHIBIT 13


                             JOINT FILING AGREEMENT

                  The undersigned hereby agree to jointly file a statement on
Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

                  This Joint Filing Agreement may be signed in counterpart copies.



Date:  May 8, 2001                     BILL GROSS

                                       /s/ Bill Gross
                                       -----------------------------------------

Date:  May 8, 2001                     BILL GROSS' IDEALAB!


                                       By:  /s/ Bill Gross
                                           -------------------------------------
                                       Name:  Bill Gross
                                       Title: Chairman of the Board and Chief
                                       Executive Officer

Date:  May 8, 2001                     IDEALAB! HOLDINGS, L.L.C.


                                       By:  /s/ Bill Gross
                                           -------------------------------------
                                           Name:  Bill Gross
                                           Title:   Managing Member